                                                                     EXHIBIT 4.1

                              CONSULTING AGREEMENT
                              --------------------

          This Agreement is made as of July 14, 1988, by and among Intercole Holding Corporation, a Delaware corporation ("Holding"), Intercole Inc., a Washington corporation (the "Company"), and Michael F.O. Harris (the "Consultant").

          Holding, the Company and the Consultant desire to enter into an agreement pursuant to which the Consultant will provide consulting services to the Company and will purchase certain shares of Holding's Class A Common Stock, par value $.Ol per share (the "Stock"). In addition, Holding shall grant the Consultant certain options to acquire shares of Stock as provided herein (the "Options"). All of the shares of Stock issued hereunder and all shares of Stock issued upon exercise of the Options are referred to herein as "Consultant Stock". The execution and delivery of this Agreement by Holding, the Company and the Consultant are conditions to the purchase of the Company's securities by Golder, Thoma, Cressey Fund II ("GTC"), The Prudential Insurance Company of America and Pruco Life Insurance Company (the "Investors"), pursuant to the Investors Subscription and Stockholders Agreement of even date herewith.
Certain provisions of this Agreement are for the benefit of the Investors and will be enforceable by the Investors. Capitalized terms not otherwise defined herein have the meaning set forth in paragraph 20 hereof.

          The parties hereto agree as follows:

                                CONSULTING TERMS

          1.  Consulting Services. In consideration of the right to purchase the
              -------------------
Stock hereunder and the granting of the Options, the Consultant hereby agrees to serve as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided for a period commencing on the date of this Agreement and ending on the date on which this Agreement is terminated pursuant to paragraph 4 below (the "Consulting Period"). During the Consulting Period, the Consultant will render such consulting services to the Company in connection with the Company's business as the Company from time to time requests. The Consultant shall have no authority to act, incur expenses or other obligations or make any authority to act, incur expenses or other obligations or make any commitments on behalf of the Company or otherwise bind the Company without the prior specific written approval of the Company.

          2.  Board Membership.  During the Consulting Period, the Consultant
              ----------------
will serve on Holding's board of directors (the "Board") as requested by Holding and its shareholders.

          3.  Confidential Information.  The Consultant acknowledges that the
              ------------------------
information, observations and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company and Holding and their respective affiliates are the property of the Company. Therefore, the Consultant agrees that he will not disclose to any unauthorized person or use for his own account any of such information, observations or data without Holding's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Consultant's acts or omissions to act.

          4.  Termination of Consulting Period.  Holding or the Consultant may
              --------------------------------
terminate the Consulting Period by providing written notice thereof to the other party with written notice at least 60 days prior to the effective time of the termination; provided however that the Consulting Period shall not terminate until the termination of the Northern Consulting Agreement dated the date hereof.

                          CONSULTANT STOCK AND OPTIONS

          5.     Purchase and Sale of Stock and Grant of Options.
                 -----------------------------------------------

          (a) On the date hereof, the Consultant will purchase, and Holding will sell, 92,749 shares of Stock at a price per share of $.727. The Company will deliver to the Consultant a certificate or certificates representing such shares of Consultant Stock, and, upon the receipt of such certificates), Consultant will deliver to the Company a check (or a promissory note on terms and conditions satisfactory to Holding) in the amount of the full purchase price therefore.

          (b) The Company hereby grants to the Consultant the Option to purchase from Holding upon the terms and subject to the conditions hereinafter set forth up to 107,251 shares of the Stock (the "Option Shares") at a purchase price of $.727 per share.

          (c) The Consultant represents and warrants that the Consultant Stock and Option to be acquired by him pursuant to this Agreement will be acquired for his own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), and will not be disposed of in contravention of the 1933 Act.

          (d) The Consultant acknowledges that he is able to bear the economic risk of his investment in the Consultant Stock for an indefinite period of time because the Consultant Stock, when issued, will not have been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

          (e) The Consultant represents and warrants that he has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Consultant Stock and Option and has had full access to such other information concerning Holding as he has requested.

          (f) The Consultant agrees that within 30 days after he purchases any Consultant Stock from Holding, he will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form attached hereto as Appendix

          (g) The Consultant acknowledges that the Consultant Stock and Option to be issued hereunder are being issued in connection with the Consultant's compensation for the consulting services to be rendered hereunder and but for Consultant's agreement to provide services hereunder, the Executive would not be permitted to purchase the Stock hereunder. This Agreement is a written contract relating to the compensation of the Consultant.

          6.  Vesting of Option Terms.
              -----------------------

          (a) The Option shall become exercisable for Option Shares in installments. The portion of the total number of Option Shares which are exercisable shall be determined as follows:


                                          Cumulative Percentage
                                           of Total Number of
                                            Shares of Common
                                         Stock For Which Option
     Date                                    is Exercisable
     ----                                    --------------
Prior to the first anniversary hereof                         0%

On and after the first anniversary                           20%
hereof but prior to the second
anniversary hereof

On and after the second anniversary                          40%
hereof but prior to the third
anniversary hereof



                                          Cumulative Percentage
                                           of Total Number of
                                            Shares of Common
                                         Stock For Which Option
     Date                                    is Exercisable
     ----                                    --------------
On and after the third anniversary
hereof but prior to the fourth
anniversary hereof                                60%

On and after the fourth anniversary               80%
hereof but prior to the fifth
anniversary hereof

On and after the fifth anniversary               100%
hereof

As of any given date, all Option Shares which the Consultant has become eligible to purchase are referred to as "Vested Option Shares" and all Option Shares which the Consultant has not yet become eligible to purchase are referred to as "Unvested Option Shares." Notwithstanding the foregoing, no Unvested Option Shares shall become Vested Option Shares after the date on which the Consulting Period has terminated for whatever reason or no reason (including, without limitation, death, disability or termination with or without cause) (the "Termination Date"); provided that after the first anniversary hereof if the Termination Date occurs on any date other than an anniversary date hereof, the percentage of Option Shares treated as Vested Option Shares will be the percentage set forth for the previous anniversary date increased by a pro rata share of the next percentage change based upon the number of days elapsed between the Termination Date and the previous anniversary date; and further provided that all Unvested Option Shares shall become Vested Option Shares immediately prior to, but contingent upon, the consummation of a Sale of Holding (as such term is defined in paragraph (c) below).

          (b) The Consultant (or such Optionee's estate or legal representative) may only exercise the Option with respect to the Vested Option Shares until the first to occur of (i) the tenth anniversary of the date hereof, (ii) the consummation of a Sale of Holding, or (iii) 10 days after the Termination Date. Neither the Consultant nor such Consultant's estate or legal representative may exercise the Options with respect to Unvested Qualified Options and all of Optionee's rights with respect to the Unvested Options shall terminate as of the Termination Date.

          (c) As used herein, the term "Sale of Holding" means (i) any sale of all or substantially all of the Holding's consolidated assets in any single transaction or series of related transactions, (ii) any merger or consolidation to which Holding is a party if, after giving effect to such merger or consolidation, persons who were stockholders of Holding immediately prior to such merger or consolidation cease to own capital stock of the surviving or resulting corporation with the ordinary voting power to elect a majority of the board of directors of the surviving or resulting corporation, (iii) the consummation of a registered public offering of the Stock pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended, at a price per share of at least $3.65 (as such number is equitably adjusted for stock splits, stock dividends and other recapitalizations affecting the Stock) and the net proceeds of which offer to Holding are at least $15 million, or (iv) any sale of more than 70% of the shares of Stock originally issued to GTC pursuant to the Stock Purchase Agreement dated the date hereof between the Company and CTC in any single transaction or series of related transactions.

          7.  Other Conditions and Limitations.  The Option shall not be
              --------------------------------
transferable by the Consultant otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Consultant by the Consultant only.

          8.  Exercise of Option.  Written notice of the exercise of any Option
              ------------------
or any portion thereof shall be given to Holding at its principal office accompanied by the Option price payable by check.

          9.  Stock Dividends; Stock Splits; Stock Combination;
              -------------------------------------------------
Recapitalizations.  Appropriate adjustment (in number, kind and price) shall be
-----------------
made in the Option Shares to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of Holding after the grant of the Option.

          10.  Merger; Sale of Assets; Dissolution.  In the event of a change in
               -----------------------------------
the Stock resulting from a merger or consolidation to which Holding is a party which does not result in a Sale of Holding, the number and kind of shares then subject to the Option and the price per share thereof shall be appropriately adjusted in such manner as the Board or the Compensation Committee thereof may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder.

          11.  Miscellaneous.  The Consultant shall have no rights as a
               -------------
stockholder with respect to the shares subject to the Option until the exercise of the Option and the issuance of a stock certificate for the shares with respect to which the Option shall have been exercised. Nothing herein contained shall impose any obligation on Holding or any of its subsidiaries or the Consultant with respect to the Consultant's continued employment by Holding or any of its subsidiaries or to seek a Sale of Holding. Nothing herein contained shall impose any obligation upon the Consultant to exercise the Option. Holding makes no representation as to the tax treatment to the Consultant upon receipt or exercise of the Option or sale or other disposition of the shares covered by such Option.

                                  STOCK TERMS

          12. Repurchase Option.
              -----------------

          (a) Upon termination of the Consulting Period for any reason or no reason (including, without limitation, death, disability or termination with or without cause), the Consultant Stock, whether held by the Consultant or one or more transferees, will be subject to repurchase by Holding pursuant to the terms and conditions set forth in this paragraph 12 (the "Repurchase Option").

          (b) On or after the Termination Date but prior to the 180th day following the Termination Date, Holding may elect to purchase all or any portion of the Consultant Stock at a price per share equal to 150% of the sum of (i) such share's Original Cost and (ii) such share's pro rata portion (on a fully-diluted basis determined as of the date of purchase, assuming the-exercise and conversion of all outstanding options, warrants and convertible securities and ignoring any restrictions on the convertibility or exercise of such options, warrants and convertible securities) of the difference between (A) Holding's cumulative, consolidated net earnings from August 1, 1988 to the end of Holding's fiscal quarter immediately preceding the date of repurchase as reflected on Holding's normally prepared financial statements (audited, if available) and (B) any dividends paid or accrued on any preferred stock of any Subsidiary or any common stock of Holding. Holding's normally prepared financial statement will be prepared in accordance with generally accepted accounting principles consistently applied except for differences concurred in by Holding's auditors.

          (c) The Board may elect to exercise, pursuant to paragraph 12(b), Holding's right to purchase all or any portion of the shares of Consultant Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of Consultant Stock. The Repurchase Notice will set forth the number of shares of Consultant Stock to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by Holding shall first be satisfied to the extent possible from the shares of Consultant Stock held by the

Consultant at the time of delivery of the Repurchase Notice. if the number of shares of Consultant Stock then held by Consultant is less than the total number of shares of Consultant Stock Holding has elected to purchase, then Holding shall purchase the remaining shares elected to be purchased from the other holder(s) of Consultant Stock, pro rata according to the number of shares of Consultant Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

          (d) If for any reason Holding does not elect to purchase all of the shares of Consultant Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise Holding's Repurchase option in the manner set forth in paragraph 12(c) for the shares of Consultant Stock Holding has not elected to purchase (the "Available Shares"). As soon as practicable after Holding has determined that there will be Available Shares, but in any event within 160 days after the Termination Date, Holding shall deliver written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the price for each Available Share. Each Investor may elect to purchase its pro rata share of the Available Shares by delivering written notice to Holding within 25 days after receipt of the Option Notice from Holding. As soon as practicable, and in any event within 5 days, after the expiration of such 25-day period, Holding shall notify each holder of Consultant Stock as to the number of shares being purchased from such holder by the Investors (the "Supplemental Repurchase Notice"). At the time Holding delivers the Supplemental Repurchase Notice to the holder(s) of Consultant Stock, each Investor shall also receive written notice from Holding setting forth the number of shares it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. For the purpose of this paragraph 12(d), each Investor's "pro rata share" will be equal to the percentage determined by dividing (i) the number of shares of Stock (on a fully-diluted basis assuming the exercise or conversion of any options, warrants ' or convertible securities held by such Investor regardless of any restrictions on such exercise or conversion) held by such Investor by (ii) the total number of shares of Stock (on a fully diluted basis) held by the Investors electing to purchase Available Shares.

          (e) The Closing of the purchase transactions contemplated by this paragraph 12 shall take place on the date designated by Holding in the Repurchase Notice (or the Supplemental Repurchase Notice, as the case may be), which date shall not be more than 30 days and not less than 10 days after the delivery of such notice. Holding will pay for the Consultant Stock to be purchased pursuant to the Repurchase Option by check payable to the holder of such Consultant Stock. Holding will be entitled to receive customary representations and warranties from the seller regarding the sale of the Consultant Stock.

          (f) For the purposes Of this paragraph 12, Consultant Stock will include all shares of Stock issuable upon exercise or conversion of any options, warrants or convertible securities then held by the Consultant, ignoring any restrictions on the convertibility or exercise of such options, warrants or convertible securities; provided that the price at which the Repurchase Option may be exercised with respect to any such shares of Consultant Stock shall be less any consideration payable by the Consultant if such options, warrants or convertible securities were then exercised or converted.

          13.  Restrictions on Transfer.
               ------------------------

          (a) The Consultant will not sell, pledge or otherwise transfer any interest in any shares of Consultant Stock except (i) pursuant to the provisions of (A) paragraph 12 or 15 hereof (an "Exempt Transfer") or (B) paragraph 13(c) below or (ii) after the 180th day following the Termination Date (with respect to any shares of Consultant Stock for which the Repurchase Option is not exercised), subject to the provisions of paragraph 13(b) below.

          (b) At least 60 days prior to making any transfer permitted by clause
(ii) of paragraph 13(a) above, the Consultant (or Consultant's transferees) will deliver a written notice (the "Sale Notice") to Holding and the Investor. The Sale Notice will disclose in reasonable detail the identity of the prospective transferees) and the terms and conditions of the proposed transfer. Consultant (and Consultant's transferees) agrees not to consummate any such transfer until 60 days after the Sale Notice has been delivered to Holding and the Investor, unless either Holding or the Investor has exercised its right of first refusal prior to the expiration of such 60-day period. (The date of the first to occur of such events is referred to herein as the Authorization Date.)

          (c) Holding may elect to purchase all (but not less than all) of the Consultant Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Consultant within 30 days after the receipt of the Sale Notice by Holding. If Holding has not elected to purchase all of the Consultant Stock to be transferred, the Investors may elect to purchase all (but not less than all) of the Consultant Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Consultant within 60 days after the receipt of the Sale Notice by the Investors. If more than one Investor elects to purchase the

Consultant Stock pursuant to this paragraph 13(b), each Investor shall have the right to purchase its pro rata share of Consultant Stock to be transferred. For the purpose of this paragraph 13(b), each Investor's "pro rata share" will be equal to the percentage determined by dividing (i) the number of shares of Stock (on a fully-diluted basis assuming the exercise or conversion of any options, warrants or convertible securities held by such Investor regardless of any restrictions on such exercise or conversion) held by such Investor by (ii) the total number of shares of Stock (on a fully diluted basis) held by the Investors electing to purchase Consultant Stock to be transferred herein. Any person who has exercised its right to acquire Consultant Stock pursuant to this paragraph 13(b) shall be given up to 60 days (after it has been determined that such person has such right) to consummate the purchase and sale of Consultant Stock. If neither Holding nor the Investors have elected to purchase all of the Consultant Stock specified in the Sale Notice, Consultant may transfer the Consultant Stock specified in the Sale Notice at a price and on terms no more favorable to the transferees) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Consultant Stock not transferred within such 60-day period will be subject to the provisions of this paragraph 13(b) upon subsequent transfer.

          (d) The Consultant may transfer Consultant Stock (i) pursuant to applicable laws of descent and distribution or (ii) among Consultant's family group; provided that the restrictions contained in this Agreement will continue to be applicable to the Consultant Stock after any such transfer and the transferees of such Consultant Stock have agreed in writing to be bound by the provisions of this Agreement. Consultant's "family group" means Consultant's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Consultant and/or Consultant's spouse and/or descendants. At least 30 days prior to making any transfer of Consultant Stock pursuant to this paragraph 13(c), Consultant will deliver a written notice to Holding which will describe in reasonable detail the identity of the prospective transferees).

          14. Additional Restrictions on Transfer.
              -----------------------------------

          (a) The certificates representing the Consultant Stock will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY
          ISSUED ON _________ __, HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

          ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A CONSULTING AGREEMENT BY AND BETWEEN THE ISSUER (THE "COMPANY") AND A CERTAIN CONSULTANT OF THE COMPANY DATED AS OF JULY 14, 1988, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Consultant Stock may sell, transfer or dispose of any Consultant Stock (except pursuant to an effective registration statement under the Securities Act of 1933) without first delivering to Holding an opinion of counsel reasonably acceptable in form and substance to Holding that registra-tion under the Securities Act of 1933 is not required in connection with such transfer.

          (c) Each holder of Consultant Stock agrees not to effect any public sale or distribution of any equity securities of Holding, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after the effectiveness of any public offering of Holding's securities registered under the Securities Act of 1933, as amended, except pursuant to such underwritten registration if otherwise permitted.

          15.  Sale of Holding.
               ---------------

          (a) If the Board and the holders of a majority of the Stock then outstanding approve the Sale of Holding to an independent third party (the "Approved Sale"), the holders of Consultant Stock will consent to and raise no objections against the Approved Sale of Holding, and if the Approved Sale of Holding is structured as a sale of stock, the holders of Consultant Stock will agree to sell all of their shares of Consultant Stock and rights to acquire shares of Holding's capital stock on the terms and conditions approved by the Board and the holders of a majority of the Stock then outstanding. The holders of Consultant Stock will take all necessary and desirable actions to effect the consummation of the Approved Sale. For purposes of this paragraph 15, an "independent third party" is any person who does not own in excess of 5% of the Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Stock.

          (b) The obligations of the holders of Consultant Stock with respect to the Approved Sale of Holding are subject to the satisfaction of the condition that upon the consummation of the Approved Sale, all of the holders of Stock will receive the same form and amount of consideration per share of Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option.

          (c) If Holding or the holders of Holding's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Consultant Stock will, at the request of Holding, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to Holding. If any holder of Consultant Stock appoints the purchaser representative designated by Holding, Holding will pay the fees of such purchaser representative, but if any holder of Consultant Stock declines to appoint the purchaser representative designated by Holding, such holder will appoint another purchaser representative (reasonably acceptable to Holding), and such holder will be responsible for the fees of the purchaser representative so appointed.

          16.  Definition of Consultant Stock.  For all purposes of this
               ------------------------------
Agreement, Consultant Stock will continue to be Consultant Stock in the hands of any holder other than Consultant (except for Holding, the Investor and purchasers pursuant to an offering registered with the Securities Exchange Commission or purchasers pursuant to a Rule 144 transaction), and each such other holder of Consultant Stock will succeed to all rights and obligations attributable to the Consultant as a holder of Consultant Stock hereunder. Consultant Stock will also include shares of Holding'B capital stock issued with respect to shares of Consultant Stock by way of a stock split, stock dividend or other recapitalization.

          17.  Termination of Provisions Relating to Consultant Stock.  The
               ------------------------------------------------------
provisions of paragraphs 12, 13 and 15 hereof will terminate upon the first to occur of (i) the date on which Holding has consummated a registered public offering of the Stock pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended, at a price per share of at least $3.65 (as such number is equitably adjusted for any stock splits, stock dividends or other recapitalizations affecting Holding's capital stock) and the net proceeds of which offer to Holding are at least $15 million, (ii) any merger or consolidation to which Holding is a party if, after giving effect to such merger or consolidation, persons who were stockholders of

Holding immediately prior to such merger or consolidation cease to own capital stock of the surviving or resulting corporation with the ordinary voting power to elect a majority of the board of directors of the surviving or resulting corporation, (iii) a sale of all, or substantially all, of Holding's assets or capital stock in any transaction or series of related transactions, or (iv) any sale of more than 70% of the shares of Stock originally issued to GTC pursuant to the Stock Purchase Agreement dated the date hereof between the Company and GTC in any single transaction or series of related transactions.

          18.  Confidential Information.  Consultant acknowledges that the
               ------------------------
information, observations and data obtained by him during the course of the Consulting Period concerning the business or affairs of Holding and its affiliates are the property of Holding. Therefore, Consultant agrees that he will not disclose to any unauthorized person or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Consultant's acts or omissions to act.

          19.  Notices.  Any notice provided for in this Agreement must be in
               -------
writing and must be personally delivered, mailed by first class mail, or sent by overnight delivery service, to the recipient at the address indicated below:

     To Holding:         Intercole Holding Corporation
                         c/o Golder, Thoma & Cressey
                         120 S. LaSalle Street - Suite 630
                         Chicago, IL 60603
                         Attn.  Bryan C. Cressey

     With copies to:     Kirkland & Ellis
                         655 Fifteenth Street, N.W.
                         Washington, D.C. 20005
                         Attn.  Brian J. Richmand

     To Consultant:      Michael F.O. Harris
                         1207 Parkside Drive East
                         Seattle, WA 98112

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

          20.  Definitions.
               -----------

          The "Original Cost" of each share of Consultant Stock will be equal to $.727 for each share of Stock (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Stock subsequent to the date hereof).

          "Subsidiary" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by Holding either directly or through its Subsidiaries.

          21.  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          22.  Complete Agreement.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understand ings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          23.  Counterparts.  This Agreement may be executed on separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          24.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by the Consultant and Holding and their respective successors and assigns, except that the Consultant may not assign any of his rights or obligations under paragraph 18.

          25.  Choice of Law.  The corporate law of the State of Delaware will
               -------------
govern all issues concerning the relative rights of Holding and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts of the State of Illinois.

          26.  Remedies.  Each of the parties to this Agreement will be entitled
               --------
to enforce his or its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          27.  Amendments and Waivers.  Any provision of this Agreement may be
               ----------------------
amended or waived only with the prior written consent of Holding and the Consultant; provided that no amendment or waiver of paragraph 12 or 13 hereof shall be effective without the prior written consent of the Investor.

          28.  No Employment Terms.  No provision of this Agreement shall be
               -------------------
construed to obligate Holding to employ or engage the Consultant. Holding may terminate the Consulting Period for any reason or no reason (including, without limitation, the Consultant's death, disability or termination with or without cause).


                                 *  *  *  *  *

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              INTERCOLE HOLDING CORPORATION

                              By  /s/Richard C. Tuttle
                                --------------------------------
                              Its_______________________________


                              INTERCOLE INC.

                              By  /s/Michael F.O. Harris
                                --------------------------------
                              Its  _____________________________


                                  /s/Michael F.O. Harris
                              ----------------------------------
                                     MICHAEL F.O. HARRIS

Accepted as of July 13, 1988:

GOLDER, THOMA, CRESSEY FUND II
By Golder, Thoma & Cressey
Its General Partner

By  /s/Bryan C. Cressey
  ----------------------------
Its General Partner
   ---------------------------


THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

Prucapital Management Inc., agent

By  /s/Kelvin Pennington
  -----------------------------------
Its Vice President, Corporate Finance
   ----------------------------------


PRUCO LIFE INSURANCE COMPANY

By  /s/Man Walfield
  -----------------------------------
Its Assistant Vice President
   ----------------------------------